As filed with the Securities and Exchange Commission on May 10, 2019
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

WINGSTOP INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	47-3494862 (I.R.S. Employer Identification No.)
5501 LBJ Freeway, 5th Floor Dallas, Texas (Address of Principal Executive Offices)	75240 (Zip Code)
Wingstop Inc. Employee Stock Purchase Plan
(Full title of the plan)

Darryl R. Marsch
Senior Vice President, General Counsel and Secretary
5501 LBJ Freeway, 5th Floor,
Dallas, Texas 75240
(Name and address of agent for service)
(972) 686-6500
(Telephone number, including area code, of agent for service)
Copies to:
Gregory R. Samuel
Haynes and Boone LLP
2323 Victory Avenue, Suite 700
Dallas, Texas 75219
(214) 651-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	500,000 (1)	$76.15	$38,075,000	$4,614.69

(1)
Represents shares of common stock, par value $0.01 per share, of Wingstop Inc. issuable pursuant to the Wingstop Inc. Employee Stock Purchase Plan. Any additional shares of common stock of Wingstop Inc. to be issued as a result of stock dividends, stock splits, recapitalizations, or similar transactions shall be covered by this registration statement as provided in Rule 416(a) under the Securities Act of 1933.

(2)
Estimated solely for the purpose of calculating the registration fee and calculated in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, which is based on the average of the high and low market prices of the shares of common stock of Wingstop Inc. reported on the NASDAQ Global Market on May 6, 2019, which date is within five business days prior to filing this registration statement.

EXPLANATORY NOTE
The purpose of this registration statement on Form S-8 is to register an aggregate of 500,000 shares of common stock, par value $0.01 per share, of Wingstop Inc., a Delaware corporation (the “Company”), that may be offered pursuant to the Wingstop Inc. Employee Stock Purchase Plan (the “Plan”).
The Company's board of directors (the “Board”) approved the Plan on March 7, 2019 subject to the further approval by the affirmative vote of the holders of a majority in voting power of the shares of the Company’s common stock that are present in person or by proxy and entitled to vote at the Company’s Annual Meeting of Stockholders to be held on June 12, 2019, assuming the presence of a quorum. The Company is filing this Registration Statement on Form S-8 as it relates to the Plan because, as permitted under the Plan, the Company intends to permit employees to enroll for participation in the Plan beginning on May 10, 2019, provided that any participation rights granted shall be contingent on receipt of stockholder approval within 12 months of the date the Board approved the Plan, and if stockholder approval is not obtained, any and all employee contributions shall be promptly refunded, without interest, to participants and no shares of common stock shall be issued under the Plan.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The document(s) containing information specified by Part I of this registration statement will be sent or given to eligible participants in the Plan, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”). Such documents are not being filed with the Commission but constitute (along with the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
 Item 3.    Incorporation of Certain Documents by Reference
The following documents were previously filed by the Commission and are hereby incorporated in this registration statement by reference and made a part hereof:

(a)
The Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2018, including portions of the Company’s Proxy Statement on Schedule 14A, filed on April 25, 2019, to the extent incorporated by reference into such Annual Report on Form 10-K;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2019;

(c)
The Company’s Current Reports on Form 8-K, filed with the Commission on January 3, 2019, February 15, 2019, February 27, 2019, March 8, 2019, March 12, 2019, April 26, 2019, and May 7, 2019 (in each case, excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K, unless otherwise indicated therein); and

(d)
The description of the Company’s common stock, par value $0.01 per share, contained in the Company’s registration statement on Form 8-A, filed with the SEC on June 11, 2015, including any amendment or report filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after the date of this registration statement (other than any such documents or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items) and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.    Description of Securities
Not applicable.
Item 5.    Interests of Named Experts and Counsel
Not applicable.
Item 6.    Indemnification of Directors and Officers
Section 145 of the DGCL, which we refer to as Section 145, provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal.
Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.
The Company’s amended and restated bylaws provide that it must indemnify its directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.
The Company has entered into indemnification agreements with each of its current directors and officers. These agreements require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.
The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Company’s amended and restated certificate of incorporation, its bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.
The Company maintains standard policies of insurance that provide coverage (1) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to the Company with respect to indemnification payments that it may make to such directors and officers.
Item 7.    Exemption from Registration Claimed
Not Applicable.

Item 8.    Exhibits
Index to Exhibits

Exhibit No.	Description
4.1
Amended and Restated Certificate of Incorporation of Wingstop Inc., filed as Exhibit 3.1 to the Registration Statement of the Company on Form S-1/A (Registration No. 333-203891) on June 2, 2015 and incorporated herein by reference.

4.2
Amended and Restated Bylaws of Wingstop Inc., filed as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 30, 2017 (File No. 001-37425) and incorporated herein by reference.

5.1*	Opinion of Haynes and Boone, LLP, counsel for Wingstop Inc.
10.1
Wingstop Inc. Employee Stock Purchase Plan, filed as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2019 (File No. 001-37425) and incorporated herein by reference.

23.1*	Consent of Haynes and Boone, LLP (included in Exhibit 5.1 hereto).
23.2*	Consent of Ernst & Young LLP, independent registered public accounting firm.
24.1*	Power of attorney (included on the signature page to this Registration Statement on Form S-8).

* Filed herewith.

Item 9.    Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 10, 2019.

Wingstop Inc.
(Registrant)

By:	/s/ Charles R. Morrison
Charles R. Morrison
Chairman and Chief Executive Officer
(Principal Executive Officer)
Power Of Attorney
Each of the undersigned officers and directors of Wingstop Inc. hereby constitutes and appoints Charles R. Morrison and Michael J. Skipworth, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Charles R. Morrison		May 10, 2019
Charles R. Morrison	Chairman and Chief Executive Officer (Principal Executive Officer)
/s/ Michael J. Skipworth		May 10, 2019
Michael J. Skipworth	Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ Lynn Crump-Caine		May 10, 2019
Lynn Crump-Caine	Lead Independent Director
/s/ Krishnan Anand		May 10, 2019
Krishnan Anand	Director
/s/ David L. Goebel		May 10, 2019
David L. Goebel	Director
/s/ Michael J. Hislop		May 10, 2019
Michael J. Hislop	Director
/s/ Kate S. Lavelle		May 10, 2019
Kate S. Lavelle	Director
/s/ Kilandigalu M. Madati		May 10, 2019
Kilandigalu M. Madati	Director
/s/ Wesley S. McDonald		May 10, 2019
Wesley S. McDonald	Director